Exhibit 99.1

SPX FLOW REPORTS THIRD QUARTER 2016 RESULTS

●	Reported GAAP Loss Per Share of $(0.11)

●	Reported Adjusted Earnings Per Share* of $0.34

●	Completed Refinancing of $600 Million Senior Notes

●	Global Realignment Program Remains on Track to Achieve $135 Million of Savings

●	Revised 2016 Adjusted EPS* Guidance Range to $1.27 to $1.47 per share
____________________________________________________________________________________
CHARLOTTE, NC - November 2, 2016 - SPX FLOW, Inc. (NYSE:FLOW) today reported results for the quarter ended October 1, 2016.
Third Quarter 2016 Overview:

•
Revenues declined 20.8% to $466.8 million, from $589.5 million in the year-ago quarter. Organic revenues* decreased 19.6%, or $115.4 million, primarily due to the continued impact of lower oil and dairy prices on customers’ spending and investment decisions. The impact of the stronger U.S. Dollar versus foreign currencies decreased revenues by 1.2%, or $7.3 million.

•	Operating income and margin were $21.8 million and 4.7%, compared to operating income and margin of $6.6 million and 1.1% in the year-ago quarter.

◦	The company recorded $12.5 million of special charges related to its previously announced realignment program, compared to $34.6 million in the year-ago quarter.

•	Excluding special charges, adjusted operating income* and margin were $34.3 million and 7.3%.

•
Diluted net loss per share was $(0.11) including discrete and other tax items of $0.35 per share primarily related to the company’s expansion in Poland, early extinguishment of debt charges of $(0.59) per share, and special charges of $(0.21) per share related to the global realignment program.

•	Excluding discrete and other tax items, early extinguishment of debt and special charges, adjusted earnings per share* was $0.34.

•
Net cash used in operating activities was $(21.4) million in the period including $(33.0) million of net pension payments and $(20.3) million of cash outflows in support of the company’s realignment program.

•
Free cash flow* was a usage of $(28.6) million and included the net cash from operating activities described above and $(7.2) million in capital expenditures, of which $(1.7) million related to the new manufacturing facility in Bydgoszcz, Poland.

“We have made good progress this year executing on our realignment program and transitioning to an operating structure that will establish a strong foundation for long-term success. We realized $16 million of year-over-year cost savings in the third quarter and accelerated actions to streamline our functions globally. We remain on track to achieve our goal of $135 million of annualized cost savings by 2018. In addition, during the third quarter we refinanced $600 million of debt and amended our credit facility,” said Marc Michael, President and CEO.
Michael continued, “Despite the continued solid progress on our realignment program, our third quarter results were impacted by a deceleration of short cycle Industrial orders at the outset of the quarter and delayed shipments in our Power and Energy segment. Total orders in the third quarter declined 6% sequentially, reflecting lower levels of original equipment orders in energy markets and lower orders for systems in food and beverage markets.”
“We revised our 2016 financial guidance to reflect our third quarter results, the impact of the sequential order decline and elevated project costs in our Food and Beverage segment. For the full year, we now expect revenue to be just over $2 billion, adjusted earnings per share to be between $1.27 and $1.47 and adjusted EBITDA to be approximately $206 million.”

“Given ongoing weakness broadly across our end markets and our order development through the first nine months of 2016, we anticipate organic revenue headwinds in 2017. As we plan for next year, we are evaluating additional footprint and cost reduction actions incremental to our current global realignment program,” Michael concluded.
Third Quarter 2016 Results by Segment:
Food and Beverage
Revenues for Q3 2016 were $173.0 million, compared to $205.9 million in Q3 2015, a decrease of $32.9 million, or 16.0%. Organic revenues* declined 16.6%, or $34.1 million, and currency fluctuations increased revenues 0.6%, or $1.2 million. The decline in organic revenues was due primarily to lower revenue from large systems projects as low dairy prices have delayed customer spending and investment decisions, particularly for milk powder projects.
Segment income was $19.6 million, or 11.3% of revenues, in Q3 2016, compared to $27.1 million, or 13.2% of revenues, in Q3 2015. Segment income and margin decreased primarily due to the organic revenue declines described above and increased cost estimates related to certain large projects. These items were partially offset by savings from restructuring actions and cost reduction initiatives.
Power and Energy
Revenues for Q3 2016 were $127.3 million, compared to $198.5 million in Q3 2015, a decrease of $71.2 million, or 35.9%. Organic revenues* declined 32.5%, or $64.4 million, and currency fluctuations decreased revenues 3.4%, or $6.8 million. The decline in organic revenue was due largely to the impact of lower oil prices on customers’ spending behavior, particularly for upstream and midstream original equipment, and to a lesser extent, lower aftermarket sales.
Segment income was $5.5 million, or 4.3% of revenues, in Q3 2016, compared to $26.5 million, or 13.4% of revenues, in Q3 2015. The decrease in segment income and margin was due primarily to a lower volume of revenue from high margin aftermarket and valve sales as well as low utilization rates at certain manufacturing locations. These declines were partially offset by savings from restructuring actions and cost reduction initiatives.
Industrial
Revenues for Q3 2016 were $166.5 million, compared to $185.1 million in Q3 2015, a decline of $18.6 million, or 10.0%. Organic revenues* declined 9.0%, or $16.7 million, and currency fluctuations decreased revenues 1.0%, or $1.9 million. The organic revenue decline was due primarily to lower sales of hydraulic tools into the oil and gas market, as well as lower sales of heat exchangers, mixers and dehydration equipment.
Segment income was $23.0 million, or 13.8% of revenues, in Q3 2016, compared to $25.7 million, or 13.9% of revenues, in Q3 2015. The decline in segment income was due primarily to the revenue declines described above which were largely offset by savings from restructuring actions and cost reduction initiatives.
2016 Full Year Financial Guidance:
The company updated its consolidated full year 2016 GAAP and adjusted financial guidance to reflect its year to date 2016 results and revised outlook for fourth quarter of 2016.

Updated 2016 Full Year Financial Guidance
($ millions; except per share data)	GAAP Basis	Adjusted Basis(1)
Revenue	$2,000 to $2,030	$2,000 to $2,030
Special Charges	~$(80)	$0
Operating Income (Loss)	$(370) to $(358)	$137 to $149
Earnings (Loss) Per Share	$(9.15) to $(8.95)	$1.27 to $1.47
Free Cash Flow (Usage)*	$(60) to $(40)	$60 to $80
EBITDA*	$(347) to $(335)	$200 to $212
(1) Adjusted guidance excludes $426 million of non-cash impairment charges, ~$80 million of special charges and ~$80 million of cash outflows related to the company’s realignment program, $41 million of net cash pension funding for retirees, a $39 million early extinguishment of debt charge related to debt refinancing and tax benefits of $24 million related to the company’s expanded manufacturing presence in Poland. See attached schedules for reconciliation of GAAP guidance to adjusted guidance.

OTHER ITEMS
Global Realignment Program: As previously disclosed, the company announced its intent to further optimize its global footprint, streamline business processes and reduce selling, general and administrative expense through a global realignment program. The realignment program is intended to reduce costs across operating sites and corporate and global functions, in part by making structural changes and process enhancements which are designed to help the company operate more efficiently. The realignment program was initiated in 2015 and is expected to be largely compete by the end of 2017. The total cost of the program is expected to be approximately $160 million with annualized savings of approximately $135 million fully realized by 2018.
Debt Refinancing: In August 2016, the company completed its issuance and sale of $600 million in aggregate principal amount of senior unsecured notes comprised of one tranche of $300 million aggregate principal amount of 5.625% senior notes due 2024 and one tranche of $300 million aggregate principal amount of 5.875% senior notes due 2026. The company used the net proceeds of this offering, together with borrowings under its credit facility, to tender and redeem the $600 million of outstanding aggregate principal, plus prepayment premiums, of its 6.875% senior notes due 2017.
2015 Results: The company’s condensed combined statements of operations, comprehensive income (loss), equity and cash flows for the three and nine months ended September 26, 2015, were prepared on a “carve out” basis and were derived from the condensed consolidated financial statements and accounting records of SPX Corporation and SPX Flow for the historical periods presented. These condensed combined statements do not necessarily reflect what the results of operations, financial position, and cash flows would have been had SPX FLOW operated as an independent company for the historical periods reported.
Form 10-Q: The company filed its quarterly report on Form 10-Q for the quarter ended October 1, 2016 with the Securities and Exchange Commission on November 2, 2016. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW is a global supplier of highly engineered solutions, process equipment and turn-key systems, along with the related aftermarket parts and services, into the food and beverage, power and energy and industrial end markets. SPX FLOW has approximately $2 billion in annual revenues, with operations in over 35 countries and sales in over 150 countries around the world. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP number. See attached schedules for reconciliation from most comparable GAAP number. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate our ongoing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor and Media Contact:
Ryan Taylor, Vice President, Communications and Investor Relations
Phone: 704-752-4486
E-mail: investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Revenues	$466.8	$589.5	$1,500.6	$1,775.8
Costs and expenses:
Cost of products sold	320.7	391.6	1,028.5	1,178.4
Selling, general and administrative	107.4	135.9	359.8	418.0
Intangible amortization	4.4	5.8	15.8	17.7
Impairment of goodwill and intangible assets	—	15.0	426.4	15.0
Special charges, net	12.5	34.6	64.3	41.7
Operating income (loss)	21.8	6.6	(394.2)	105.0

Other income (expense), net	0.2	(2.2)	(2.4)	2.1
Related party interest income (expense), net	—	7.4	—	(2.2)
Other interest expense, net	(14.2)	(0.3)	(42.9)	(1.0)
Loss on early extinguishment of debt	(38.9)	—	(38.9)	—
Income (loss) before income taxes	(31.1)	11.5	(478.4)	103.9
Income tax benefit (provision)	26.9	(15.7)	89.8	(38.3)
Net income (loss)	(4.2)	(4.2)	(388.6)	65.6
Less: Net income (loss) attributable to noncontrolling interests	0.5	(0.1)	—	(0.8)
Net income (loss) attributable to SPX FLOW, Inc.	$(4.7)	$(4.1)	$(388.6)	$66.4

Basic income (loss) per share of common stock	$(0.11)	$(0.10)	$(9.41)	$1.63
Diluted income (loss) per share of common stock	$(0.11)	$(0.10)	$(9.41)	$1.62

Weighted average number of common shares outstanding - basic	41.383	40.809	41.307	40.809
Weighted average number of common shares outstanding - diluted	41.383	40.809	41.307	40.932

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	October 1, 2016	December 31, 2015
ASSETS
Current assets:
Cash and equivalents	$227.9	$295.9
Accounts receivable, net	462.2	483.9
Inventories, net	309.0	305.2
Other current assets	76.8	72.4
Total current assets	1,075.9	1,157.4
Property, plant and equipment:
Land	37.5	37.7
Buildings and leasehold improvements	250.7	224.9
Machinery and equipment	432.7	483.9
	720.9	746.5
Accumulated depreciation	(328.6)	(314.1)
Property, plant and equipment, net	392.3	432.4
Goodwill	759.9	1,023.4
Intangibles, net	379.3	579.4
Other assets	142.6	111.6
TOTAL ASSETS	$2,750.0	$3,304.2

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$209.5	$227.1
Accrued expenses	365.6	467.3
Income taxes payable	23.6	31.7
Short-term debt	116.2	28.0
Current maturities of long-term debt	20.3	10.3
Total current liabilities	735.2	764.4
Long-term debt	977.8	993.8
Deferred and other income taxes	67.5	142.0
Other long-term liabilities	128.6	133.4
Total long-term liabilities	1,173.9	1,269.2
Mezzanine equity	20.6	—
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,637.4	1,621.7
Retained earnings (accumulated deficit)	(378.4)	21.1
Accumulated other comprehensive loss	(436.0)	(382.7)
Common stock in treasury	(4.3)	(1.4)
Total SPX FLOW, Inc. shareholders' equity	819.1	1,259.1
Noncontrolling interests	1.2	11.5
Total equity	820.3	1,270.6
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,750.0	$3,304.2

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	October 1, 2016	September 26, 2015	Δ	%/bps	October 1, 2016	September 26, 2015	Δ	%/bps
Food and Beverage

Revenues	$173.0	$205.9	$(32.9)	-16.0%	$545.8	$650.8	$(105.0)	-16.1%
Gross profit	51.8	67.0	(15.2)		162.6	205.2	(42.6)
Selling, general and administrative expense	30.3	38.0	(7.7)		100.1	121.2	(21.1)
Intangible amortization expense	1.9	1.9	—		5.6	5.9	(0.3)
Income	$19.6	$27.1	$(7.5)	-27.7%	$56.9	$78.1	$(21.2)	-27.1%
as a percent of revenues	11.3%	13.2%		-190bps	10.4%	12.0%		-160bps

Power and Energy

Revenues	$127.3	$198.5	$(71.2)	-35.9%	$432.8	$556.0	$(123.2)	-22.2%
Gross profit	36.2	64.6	(28.4)		125.0	184.9	(59.9)
Selling, general and administrative expense	29.6	35.5	(5.9)		101.2	111.7	(10.5)
Intangible amortization expense	1.1	2.6	(1.5)		6.1	7.7	(1.6)
Income	$5.5	$26.5	$(21.0)	-79.2%	$17.7	$65.5	$(47.8)	-73.0%
as a percent of revenues	4.3%	13.4%		-910bps	4.1%	11.8%		-770bps

Industrial

Revenues	$166.5	$185.1	$(18.6)	-10.0%	$522.0	$569.0	$(47.0)	-8.3%
Gross profit	58.1	66.3	(8.2)		184.5	207.3	(22.8)
Selling, general and administrative expense	33.7	39.3	(5.6)		111.1	123.8	(12.7)
Intangible amortization expense	1.4	1.3	0.1		4.1	4.1	—
Income	$23.0	$25.7	$(2.7)	-10.5%	$69.3	$79.4	$(10.1)	-12.7%
as a percent of revenues	13.8%	13.9%		-10bps	13.3%	14.0%		-70bps

Consolidated and Combined Revenues	$466.8	$589.5	$(122.7)	-20.8%	$1,500.6	$1,775.8	$(275.2)	-15.5%
Consolidated and Combined Segment Income	48.1	79.3	(31.2)	-39.3%	143.9	223.0	(79.1)	-35.5%
as a percent of revenues	10.3%	13.5%		-320bps	9.6%	12.6%		-300bps

Total income for reportable segments	$48.1	$79.3	$(31.2)		$143.9	$223.0	$(79.1)
Corporate expense	13.8	14.1	(0.3)		45.3	50.3	(5.0)
Pension and postretirement expense	—	9.0	(9.0)		2.1	11.0	(8.9)
Impairment of goodwill and intangible assets	—	15.0	(15.0)		426.4	15.0	411.4
Special charges, net	12.5	34.6	(22.1)		64.3	41.7	22.6
Consolidated and Combined Operating Income (Loss)	$21.8	$6.6	$15.2	230.3%	$(394.2)	$105.0	$(499.2)	-475.4%
as a percent of revenues	4.7%	1.1%		360bps	(26.3)%	5.9%		-3220bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Cash flows from (used in) operating activities:
Net income (loss)	$(4.2)	$(4.2)	$(388.6)	$65.6
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Special charges, net	12.5	34.6	64.3	41.7
Impairment of goodwill and intangible assets	—	15.0	426.4	15.0
Deferred income taxes	(35.9)	(7.3)	(100.2)	(11.2)
Depreciation and amortization	15.6	14.8	49.7	44.3
Stock-based compensation	3.0	—	14.2	—
Pension and other employee benefits	1.7	8.2	7.3	9.8
Gain on asset sales and other, net	(0.1)	—	(1.4)	(1.2)
Loss on early extinguishment of debt	38.9	—	38.9	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	43.9	40.9	30.7	(27.2)
Inventories	(1.3)	0.6	(5.0)	(26.9)
Accounts payable, accrued expenses and other	(21.3)	(80.7)	(77.2)	(41.9)
Domestic pension payments	(53.9)	—	(65.9)	—
Cash spending on restructuring actions	(20.3)	(6.3)	(43.2)	(11.4)
Net cash from (used in) operating activities	(21.4)	15.6	(50.0)	56.6
Cash flows used in investing activities:
Proceeds from asset sales and other, net	0.3	3.7	2.4	5.3
Increase in restricted cash	—	(0.4)	(0.2)	(0.5)
Capital expenditures	(7.2)	(20.5)	(37.3)	(43.1)
Net cash used in investing activities	(6.9)	(17.2)	(35.1)	(38.3)
Cash flows from (used in) financing activities:
Proceeds from issuance of senior notes	600.0	—	600.0	—
Repurchases of senior notes (includes premiums paid of $36.4)	(636.4)	—	(636.4)	—
Borrowings under senior credit facilities	304.0	455.0	328.0	455.0
Repayments of senior credit facilities	(238.0)	—	(260.0)	—
Borrowings under trade receivables financing arrangement	46.9	—	79.9	—
Repayments of trade receivables financing arrangement	(31.7)	—	(53.7)	—
Repayments of related party notes payable	—	—	—	(5.4)
Borrowings under other financing arrangements	0.1	—	1.2	1.0
Repayments of other financing arrangements	(4.0)	(1.4)	(12.8)	(2.7)
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.1)	—	(3.2)	—
Financing fees paid	(12.6)	(6.2)	(12.6)	(6.2)
Dividends paid to noncontrolling interests in subsidiary	—	—	(1.2)	(0.2)
Change in former parent company investment	—	(405.2)	—	(453.9)
Net cash from (used in) financing activities	28.2	42.2	29.2	(12.4)
Change in cash and equivalents due to changes in foreign currency exchange rates	(1.0)	(8.6)	(12.1)	(15.4)
Net change in cash and equivalents	(1.1)	32.0	(68.0)	(9.5)
Consolidated and combined cash and equivalents, beginning of period	229.0	175.1	295.9	216.6
Consolidated and combined cash and equivalents, end of period	$227.9	$207.1	$227.9	$207.1

SPX FLOW, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Nine months ended
October 1, 2016
Beginning cash and equivalents	$295.9

Net cash used in operating activities	(50.0)
Proceeds from asset sales and other, net	2.4
Increase in restricted cash	(0.2)
Capital expenditures	(37.3)
Net repurchases of senior notes (premiums paid)	(36.4)
Net borrowings under senior credit facilities	68.0
Net borrowings under trade receivables financing arrangement	26.2
Net repayments of other financing arrangements	(11.6)
Minimum withholdings paid on behalf of employees for net share settlements, net	(3.2)
Financing fees paid	(12.6)
Dividends paid to noncontrolling interests in subsidiary	(1.2)
Change in cash and equivalents due to changes in foreign currency exchange rates	(12.1)

Ending cash and equivalents	$227.9

	Debt at	Debt at
	October 1, 2016	December 31, 2015
Domestic revolving loan facility	$73.0	$—
Term loan	395.0	400.0
5.625% senior notes	300.0	—
5.875% senior notes	300.0	—
6.875% senior notes	—	600.0
Trade receivables financing arrangement	26.2	—
Other indebtedness	32.9	37.3
Totals	$1,127.1	$1,037.3

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended October 1, 2016
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage reportable segment	(16.0)%	0.6%	(16.6)%
Power and Energy reportable segment	(35.9)%	(3.4)%	(32.5)%
Industrial reportable segment	(10.0)%	(1.0)%	(9.0)%
Consolidated	(20.8)%	(1.2)%	(19.6)%

	Nine months ended October 1, 2016
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage reportable segment	(16.1)%	(1.0)%	(15.1)%
Power and Energy reportable segment	(22.2)%	(3.3)%	(18.9)%
Industrial reportable segment	(8.3)%	(1.6)%	(6.7)%
Consolidated	(15.5)%	(1.9)%	(13.6)%

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

Three months ended
October 1, 2016
Operating income	$21.8
Impairment of goodwill and intangible assets	—
Special charges, net	12.5
Adjusted operating income	$34.3

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

Three months ended
October 1, 2016
Diluted loss per share	$(0.11)
Impairment of goodwill and intangible assets	—
Early extinguishment of debt, net of tax benefit	0.59
Special charges, net of tax	0.21
Discrete and other net tax benefits, primarily Poland incentive	$(0.35)
Adjusted diluted earnings per share	$0.34

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW AND ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended	Nine months ended	2016
	October 1, 2016	October 1, 2016	Mid-Point Target
Net cash used in operating activities	$(21.4)	$(50.0)	$(4)
Capital expenditures	(7.2)	(37.3)	(45)
Free cash flow used in operations	$(28.6)	$(87.3)	$(49)

Free cash flow used in operations	$(28.6)	$(87.3)	$(49)
Cash spending on restructuring actions	20.3	43.2	58
Capital expenditures related to manufacturing expansion in Poland	1.7	17.9	20
Domestic pension payments, net of tax benefit	33.0	41.0	41
Adjusted free cash flow from operations	$26.4	$14.8	$70

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

2016
Mid-Point Target
Operating loss	$(364)
Impairment of goodwill and intangible assets	426
Special charges, net	80
Adjusted operating income	$143

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

2016
Mid-Point Target
Diluted loss per share	$(9.05)
Impairment of goodwill and intangible assets, net of tax	8.71
Special charges, net of tax	1.41
Early extinguishment of debt, net of tax	0.59
Discrete and other net tax benefits, primarily Poland incentive	(0.29)
Adjusted diluted earnings per share	$1.37

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(Unaudited; in millions)

2016
Mid-Point Target
Net loss	$(375)

Income tax benefit	(87)
Interest expense	56
Depreciation and amortization	65
EBITDA	(341)
Early extinguishment of debt	39
Special charges, net	80
Impairment of goodwill and intangible assets	426
ADJUSTED EBITDA	205
Non-cash compensation expense	25
Non-service pension costs	2
Interest income	3
Other	(1)
Bank consolidated EBITDA	$233